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                                                                 Exhibit (a)(10)

                              NOTICE OF ACCEPTANCE


To:____________________________


     This letter provides the results of our Offer to Exchange All Outstanding Options Which Were Granted After December 1, 1999 for new options. The offer expired at 12:00 Midnight, Eastern Daylight Time, on September 7, 2001. On September ___, 2001, pursuant to the terms and conditions of the offer, we accepted for exchange options tendered which were exercisable for a total of [________] shares of common stock and cancelled all such options.

     We have received your Election Form and have accepted for cancellation the number of shares underlying the Old Options listed on Attachment A.

     Netegrity will grant you a stock option or options, as applicable, covering the number of shares of Netegrity's common stock specified above (the "New Option(s)"). The New Options will be granted on or about the first business day that is at least six months and one day after [_____], 2001 (the date we cancelled the options accepted for exchange). We currently expect to grant the New Options on [_________], 2002. The exercise price will be equal to the fair market value of Netegrity's common stock on the date of grant as determined in accordance with the 2000 Stock Incentive Plan. Each New Option will vest according to the same vesting schedule as the Old Option it replaces, subject to your continued employment with Netegrity or one of its subsidiaries. The New Option will otherwise be subject to the standard terms and conditions under Netegrity's 2000 Stock Incentive Plan (the "Plan").

     In order to receive the New Option(s), you must be employed by Netegrity or one of its subsidiaries as of the date the New Options are granted. This notice does not constitute a guarantee of employment with Netegrity for any period.

     This notice is subject to the terms and conditions of the Offer to Exchange dated August 9, 2001, and the Election Form previously completed and submitted by you to Netegrity, both of which are incorporated herein by reference.





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                                  ATTACHMENT A

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  GRANT DATE     NUMBER OF SHARES    EXERCISE PRICE       NUMBER OF OPTION
                UNDERLYING OPTION                         SHARES CANCELLED
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                                        Netegrity, Inc.
                                        August 22, 2001